Exhibit 10.11
FORM OF SIXTH AMENDMENT TO AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT
               , 2010
               Reference is made to that certain Amended and Restated Stockholders’ Agreement dated as of October 28, 2005 by and among Targa Resources Investments Inc., a Delaware corporation (the “Company”), and the Stockholders as amended by that First Amendment to Amended and Restated Stockholders’ Agreement dated January 26, 2006, Second Amendment to Amended and Restated Stockholders’ Agreement dated March 30, 2007, Third Amendment to Amended and Restated Stockholders’ Agreement dated May 1, 2007, Fourth Amendment to Amended and Restated Stockholders’ Agreement dated December 7, 2007 and Fifth Amendment to Amended and Restated Stockholders’ Agreement dated December 1, 2009 (the “Stockholders’ Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Stockholders’ Agreement.
               This Sixth Amendment to the Stockholders’ Agreement (“Sixth Amendment”) is entered into as of the first date written above by and among the Company and the Majority Holders.
RECITALS
1.	The Company and the Stockholders entered into the Stockholders’ Agreement to provide for, among other things, their respective rights and obligations in connection with their investment in the Company.
2.	Pursuant to Section 6.6 of the Stockholders’ Agreement, the parties hereto desire to amend the Stockholders’ Agreement to add a new sentence at the end of Section 6.12 to provide for the termination of the Stockholders’ Agreement upon completion of a Qualified Public Offering.
3.	By executing this Sixth Amendment, the Company and the Holders consent in writing to the amendments and modifications to the Stockholders’ Agreement set forth in this Sixth Amendment in accordance with Section 6.6 of the Stockholders’ Agreement.
     NOW THEREFORE, the parties hereto agree as follows:
1.	The following sentence shall be added to the end of Section 6.12 of the Stockholders’ Agreement:
“Notwithstanding anything to the contrary herein, this Agreement shall terminate upon and immediately prior to the consummation of a Qualified Public Offering.”

2.	Limited Amendment. Except as expressly amended hereby, all other terms and provisions of the Stockholders’ Agreement shall continue in full force and effect.
3.	Governing Law. This Sixth Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law principles of such state.
4.	Counterparts. This Sixth Amendment may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Sixth Amendment as of the day, month and year first above written.

TARGA RESOURCES INVESTMENTS INC.
By:
	Name:	Rene R. Joyce
	Title:	Chief Executive Officer

Signature Page to
Sixth Amendment to Amended and Restated Stockholders’ Agreement